UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
November 13, 2007
Date of Report
(Date of earliest event reported)
P. H. Glatfelter Company
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation or organization)

00d1-3560 (Commission file number)	23-0628360 (IRS Employer Identification No.)

96 South George Street, Suite 500 York, Pennsylvania 17401 (Address of principal executive offices)	(717) 225-4711 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 13, 2007, the Second Agreed Supplement to Consent Decree (the “Second Supplement”) was filed with the U.S District Court for the Eastern District of Wisconsin. The Second Supplement is a supplement to the Operable Unit 1 (“OU1”) Consent Decree previously entered into between the United States of America and the State of Wisconsin, as plaintiffs, and the Company and WTM I Company, as defendants for remedial activities at the lower Fox River. As discussed in Glatfelter’s September 30, 2007 Form 10-Q, under the Second Supplement, Menasha Corporation, another potentially responsible party (“PRP”) agreed to deposit $7 million into the OU1 Escrow Account to secure performance of the remediation work in OU1 that is currently planned for 2008.
This description is qualified in its entirety by reference to the Second Supplement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
The Company has previously reported that various state and federal governmental agencies have formally notified the Company and eight other potentially responsible parties (together the “PRPs”) that they are potentially responsible for response costs and natural resource damages (“NRDs”) arising from PCB contamination in the lower Fox River and Bay of Green Bay (the “Fox River Site”). The United States, on behalf of certain governmental authorities, is pursuing responsible parties to remediate the contaminated areas of the Fox River, to satisfy NRD claims, and to reimburse the governmental authorities for past costs.
On November 15, 2007, the U.S. Environmental Protection Agency (“EPA”) issued to the PRPs, including the Company, an Administrative Order For Remedial Action (the “Order”) directing the PRPs to implement the remedial action for Operable Units 2, 3, 4, and 5 of the Fox River Site as set forth in the previously issued Record of Decision and Record of Decision Amendment (the “ROD” and “ROD Amendment”, respectively). In the Company’s periodic filings with the Securities and Exchange Commission, including its September 30, 2007 Form 10-Q, the Company disclosed details surrounding the Fox River Site including the possibility that such an order could be issued.
Prior to the issuance of the Order, the EPA and Wisconsin Department of Natural Resources (“WDNR”) determined that the remedial action for OU2-5 should be conducted in two main phases: Phase 1 which would consist of an expedited response to remediate a particular area with especially high concentration of contamination; and Phase 2 which would consist of remediation of the balance of OU2-5. The remedial action for the Phase 1 portion of the Fox River Site is currently being implemented under a separate Consent Decree, to which Glatfelter is not a party. The EPA and WDNR also determined that in order to commence full scale remedial actions for the remaining portions of OU2-5 contemplated by Phase 2 by the start of the 2009 construction season, significant preparatory activities would need to be completed.
The Order directs certain PRPs, not including Glatfelter, jointly and severally, to conduct the preparatory activities (“Phase 2A Work”) consisting primarily of equipment procurement, site staging, infrastructure, etc. Phase 2A Work is to be completed by December 2008. Further, the Order directs each PRP, including Glatfelter, jointly and severally, to commence full scale sediment remediation according to the ROD and ROD Amendment by the beginning of the 2009 construction season (“Phase 2B Work”). The Order also imposes on the PRPs an obligation to pay governmental oversight costs for Phase 2A and Phase 2B as they are billed.
The Order does not resolve issues surrounding allocation of liability for the remediation costs of OU 2-5 amongst the PRPs. The Order, however, does provide that, on or before November 28, 2007, the PRPs may make written submissions to the EPA setting forth “sufficient cause” for not complying with the Order. The Company has previously reported in its periodic filings with the Securities and Exchange Commission, including its September 30, 2007 Form 10-Q, that it believes that it has strong defenses to liability for remediation of OU 2-5 including that there is ample credible data that indicates that PCBs did not leave OU1 in concentrations that could have caused or contributed to the need for cleanup more than 20 miles downstream in OU2-5. Others, including the EPA and other PRPs, disagree with the Company and, as a result, this matter could result in litigation. Even if Glatfelter is not successful in establishing its non-liability for OU2-5, the Company does not believe that it would be allocated a significant percentage share of liability in any equitable allocation of the remediation costs and other potential damages associated with OU2-5. If the Company is ordered to complete more than what it believes to be a fair share of any remediation efforts, the costs to do so could be significant.
The Order also requires each PRP directed to perform the Phase 2B Work (“Phase 2B PRPs”) to notify the EPA no later than August 1, 2008 whether it intends to comply with the Order. In addition, the Order requires that one or more Phase 2B PRPs demonstrate their ability to complete the Phase 2B Work and to pay all claims arising from the performance of the Phase 2B Work by providing one or more forms of financial assurance to the United States specified in the Order by no later than January 15, 2009. At present, it is uncertain which, if any, Phase 2B PRPs will perform the Phase 2B work or what form of financial assurance will ultimately be provided and by whom. If Glatfelter is ordered to provide more than what it believes to be a fair share of any financial assurance, such actions could have a material adverse affect on its consolidated financial position and/or affect its compliance with covenants under its debt agreements.
The Company is in the process of evaluating the Order, its legal options, and the impact, if any, that the Order has on its assessment of its liability at the Fox River Site.

This description is qualified in its entirety by reference to the Order, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is furnished herewith

Exhibit Number	Description
10.1
Second Agreed Supplement to Consent Decree between United States of America and the State of Wisconsin [Plaintiffs] vs. P.H. Glatfelter Company and WTM I Company (f/k/a Wisconsin Tissue Mills Inc.) [Defendants].

10.2	Administrative Order for Remedial Action dated November 13, 2007; issued by the United States Environmental Protection Agency.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

P. H. Glatfelter Company (Registrant)
Date: November 19, 2007	By:	/s/ David C. Elder
David C. Elder
Corporate Controller and Chief Accounting Officer

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